UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 269-6611

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01 Other Events

As Tower Group International, Ltd. (the “Company”) previously disclosed on November 25, 2013, the Company was unable to comply with its reporting covenant as a guarantor under that certain indenture, dated as of September 20, 2010 (the “Indenture”), by and between Tower Group, Inc., a subsidiary of the Company, and U.S. Bank National Association, as trustee (the “Trustee”), as the Company did not timely provide a copy of its Form 10-Q for the second quarter of 2013 (“Form 10-Q”) to the Trustee within the time period prescribed under the Indenture, which resulted in an Event of Default (as defined in the Indenture) on November 19, 2013.

The Company filed the Form 10-Q on November 26, 2013. As a result of such filing, the Event of Default was cured and the Company was only obligated to pay additional interest to the holders of the notes issued under the Indenture (the “Notes”) at an annual rate equal to 0.25% of the principal amount of the Notes for the period from November 19, 2013 to November 26, 2013. Accordingly, the Event of Default did not result in a material increase in the Company’s obligations under the Indenture.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: November 26, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President and Chief Financial Officer